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                                                                    Exhibit 10.9

                              PROCESSING AGREEMENT

      This Agreement made as of July 16, 1995, by and between IMPERIAL Bank, ("IMPERIAL"), a California state banking corporation organized under the laws of the State of California, organized under the laws of the State of California and U.S. Audiotex, LLC. ("COMPANY"), a limited liability company with principal offices located at 18 Crow Canyon Court, Suite 300, San Ramon, California 94583.

      A. COMPANY provides services to government and private merchants ("MERCHANTS"). COMPANY is an independent contractor, not an employee or agent of IMPERIAL, and is entitled to none of the benefits accorded IMPERIAL employees.

      B. IMPERIAL is a member of Visa USA, Inc. ("VISA") and MasterCard International, Inc. ("MASTERCARD"), and provides processing and other services regarding MASTERCARD and VISA sales transactions ("SALES"). VISA and MASTERCARD are herein jointly referred to as the "ASSOCIATIONS".

      C. MASTERCARD, VISA and IMPERIAL have adopted rules, regulations and directives relating to all aspects of SALES and SALES processing. Such rules, regulations and directives, as amended from time to time, are herein called the "RULES."

      For good and valuable consideration, COMPANY and IMPERIAL agree as follows:

      1.    COMPANY will provide the following services to MERCHANTS:

            A.    Place terminals at MERCHANT locations

                  1.    Training for employees
                  2.    Customer Service
                  3.    Coding

            B. Provide MERCHANTS with P.O.S. Deployment "Help-Desk" services including:

                  1. The procurement, deployment, repair, programming and shipment of electronic payment processing terminals to MERCHANT locations;

                  2. The training of MERCHANTS in the use of electronic terminal equipment; and

                  3. The monitoring of the usage of electronic terminal equipment and the availability to
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                        assist MERCHANTS via telephone with problems related to
                        the usage of electronic terminal equipment.

      2. IMPERIAL shall provide processing and clearance of Credit and Debit Card Sales transactions and payment for such transactions directly with MERCHANT.

      3. IMPERIAL agrees to sponsor COMPANY as an independent service provider pursuant to the RULES during the term of this Agreement so long as COMPANY shall maintain acceptable registration as an agent of IMPERIAL pursuant to the RULES. This requirement will be waived if deemed not necessary by MasterCard Visa regulations.

      4. COMPANY agrees to use its best efforts to use IMPERIAL as its provider of processing and clearance of Credit and Debit Card Sales transactions. COMPANY agrees to abide by all RULES. IMPERIAL agrees to provide any changes in the RULES promptly (usually within ten days) in writing to COMPANY.

      5. IMPERIAL agrees to facilitate settlement of electronic transmissions (or other media acceptable to IMPERIAL) of SALES originated by MERCHANTS accepted by IMPERIAL and thereafter transmit the same to appropriate interchanges for settlement. IMPERIAL agrees to receive and or facilitate from the MASTERCARD and VISA systems such credits and debits ("CHARGEBACKS") as are attributable to such transactions. Neither COMPANY nor MERCHANT shall receive credit for such SALES until IMPERIAL receives credit from MASTERCARD or VISA. Notwithstanding anything to the contrary herein, COMPANY shall be offered its choice of various network services used by IMPERIAL for processing transactions of MERCHANTS signed by COMPANY, and COMPANY may choose any such services which IMPERIAL, using its business judgment, agrees COMPANY is capable of properly utilizing, which agreement IMPERIAL shall not unreasonably withhold, and provided that COMPANY will not require IMPERIAL to approve any services that would cause IMPERIAL to breach its service agreement with First Data Corporation. For the same to be offered to MERCHANTS, and be approved by IMPERIAL, will require a separate written contract between the parties and that the parties negotiate and reach agreement on numerous credit and performance issues. IMPERIAL will commence such negotiations whenever COMPANY desires.

      6. COMPANY will train MERCHANTS and will use its reasonable efforts to require the MERCHANTS compliance with all RULES. COMPANY shall report to IMPERIAL any fees it charges to MERCHANTS. No change to such fees shall be implemented by COMPANY except as set forth herein, or as otherwise may be in


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compliance with RULES and any contracts between IMPERIAL and MERCHANTS.

      7. COMPANY will not have liability for CHARGEBACKS or other losses resulting from SALES and processing contracts between IMPERIAL and individual MERCHANTS.

      8. For the services rendered by IMPERIAL and to pay IMPERIAL for use of VISA and MASTERCARD interchanges, IMPERIAL is authorized to retain from SALES revenues the fees ("FEES") described on the attached Exhibit A, which may be amended as provided in such Exhibit.

      9. IMPERIAL is not liable nor responsible for any failure or delay in performance caused by acts of God, strikes, flood, fire, war, public enemy, electrical or equipment failure, failures by third parties, or other events beyond its control.

      10. IMPERIAL shall keep confidential and disclose to no other person, firm or entity, other than VISA or MASTERCARD, the schedule of FEES, the RULES, the methods of doing business of COMPANY, or the identity of the MERCHANTS or their business addresses. COMPANY shall keep confidential, and disclose during the term of this agreement or following its termination, to no other person, firm or entity, other than VISA or MASTERCARD, the schedule of FEES, the RULES, IMPERIAL'S method of doing business, or the identity of the MERCHANTS or their business addresses, except as required by applicable law, including federal and state securities law.

      11. The initial term of this Agreement shall begin as of July 16, 1996; provided, however, this Agreement shall automatically renew for successive annual terms following the expiration of the initial term or any renewal thereof unless a party shall provide the other party written notice of nonrenewal at least 90 days prior to the commencement of the additional renewal term, or unless this Agreement is otherwise terminated pursuant to the terms hereof.

      12. COMPANY may terminate this agreement, by sending written notice to IMPERIAL, for any of the following reasons: (i) a default by IMPERIAL of its obligations to COMPANY hereunder and the failure to cure such default within thirty days after written notice by COMPANY of such default; or (ii) in the event of insolvency or receivership of IMPERIAL, or in the event that a substantial part of IMPERIAL'S property is or becomes subject to any levy, seizure, assignment or sale for or by any creditor or governmental agency without being released or satisfied within thirty days thereafter, or (iii) if IMPERIAL fails to abide by any of the RULES; or (iv) in the event of a merger, stock


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exchange or the sale of substantially all of the assets of IMPERIAL or any subsidiary comprising more than 30% of IMPERIAL'S assets.

      13. IMPERIAL may terminate this agreement by sending written notice to COMPANY, for any of the following reasons: (i) a default by COMPANY of its obligations to IMPERIAL hereunder and the failure to cure such default within thirty days after written notice by IMPERIAL of such default; or (ii) in the event of insolvency, receivership or voluntary or involuntary bankruptcy or COMPANY, in the event of an assignment for the benefit of COMPANY's creditors, or in the event that a substantial part of COMPANY's property is or becomes subject to any levy, seizure, assignment or sale for or by any creditor or governmental agency without, being released or to make any payment required hereunder when due or is in breach of Section 6(b), or (iv) if COMPANY fails to abide by any of the RULES.

      14. A. COMPANY shall make no representations to any entity, including MERCHANTS, as to IMPERIAL. COMPANY is not authorized to commit IMPERIAL to any contractual forms with any MERCHANT. COMPANY hereby agrees to hold IMPERIAL, MASTERCARD and VISA harmless and indemnify them from any loss, cost or damages suffered by them as the result of failure of COMPANY to abide by the covenants contained herein or the duties described in the RULES.

            B. IMPERIAL shall indemnify, defend and hold harmless the COMPANY, its employees, officers, directors, shareholders, agents, corporate parents and affiliates against any and all liability, loss, damage, cost or expense directly or indirectly related or attributable to (i) IMPERIAL'S negligence or misconduct in performance hereunder, or IMPERIAL's breach of this Agreement or any provision hereof, and (ii) any action or claim brought against COMPANY by MERCHANTS concerning actions or inaction by IMPERIAL pursuant to this Agreement.

      15. If COMPANY substantially fails to provide services to MERCHANTS required under this Agreement for three days after notice to COMPANY, IMPERIAL may provide services to MERCHANTS at the FEES identified in Exhibit A, after notice to COMPANY. As to any particular service not provided by COMPANY, IMPERIAL may provide such service on request of MERCHANT, and charge COMPANY the scheduled FEE for such service.

      16. COMPANY shall not use the name of IMPERIAL either verbally or in writing without prior written consent of IMPERIAL. COMPANY and IMPERIAL agree that VISA and MASTERCARD have the right to perform procedural reviews of COMPANY and any MERCHANTS,


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and the parties agree to cooperate to assure VISA and MASTERCARD receive program data as required by VISA and MASTERCARD.

      17. In the event of the termination of this Agreement other than pursuant to Section 12 of this Agreement, IMPERIAL agrees to renew and extend those MERCHANT contracts acquired by COMPANY from IMPERIAL, and to continue to pay "RESIDUAL COMPENSATION" to COMPANY, in accordance with this Agreement, for a period not to exceed 36 months after termination of this Agreement and so long as the MERCHANTS continue to provide to those MERCHANTS the services stipulated herein. RESIDUAL COMPENSATION is the difference between the discount charged to the MERCHANT by IMPERIAL for sales processing and the applicable FEES described on the attached Exhibit A. The provisions contained in Section 6 of this Agreement shall survive termination for the duration of the period IMPERIAL pays residual compensation to COMPANY pursuant to the terms of this Section 17.

      18. It is the intention of the parties hereto that COMPANY shall not have the right at any time to solicit MERCHANTS for transfer or to assign MERCHANTS contracts (such solicitation and assignment are herein collectively referred to as "TRANSFER"), MERCHANTS' files, MERCHANTS' records (paper and fiche), BINs, ICAs and FDR systems relating to MERCHANTS' accounts and utilized by COMPANY to other members of the ASSOCIATIONS in competition with IMPERIAL.

      19. This Agreement, along with the exhibits attached to said Agreement and all, documents referred to in said Agreement, contains the entire understanding between the parties hereto for the purposes set forth above. This Agreement may not be altered, amended or modified except in writing executed by a duly authorized representative of each party.

      20. This Agreement is not assignable, by either party without the written consent of the other party.

      21. This Agreement is to be interpreted and construed under the laws of the State of California.

      22. Time is of the essence in this Agreement.

      IN WITNESS WHEREOF, the parties have set their hands on the date first set forth above.

IMPERIAL BANK                               U.S Audiotex, LLC.


By: /s/ William Capps                       By: /s/ Kenneth Stern
    ---------------------------                 ---------------------------
Its: Exec. V.P.                             Its: President
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